                                                                  EXHIBIT - 77Q3
CIGNA FUNDS GROUP
AMENDMENT NO. 4
 TO
SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

        AMENDMENT No. 4 to Second Amended and Restated
Master Trust Agreement of CIGNA Funds Group, dated July 28, 1998
(the "Master Trust Agreement") made this 22nd day of October, 2001 by the Trustees hereunder.

                              W I T N E S S E T H

        WHEREAS, the Trustees have the authority, under Article IV,
Section 4.1 of the Master Trust Agreement, to designate separate and distinct Sub-Trusts of CIGNA Funds Group (the "Trust"):

        WHEREAS, the Trustees desire to redesignate certain of its established Sub-Trusts.

NOW, THEREFORE, the Trustees hereby redesignate three of the established Sub-Trusts as follows:

Current Name of Sub-Trust
Redesignated Name of Sub-Trust

Balanced Fund (sub-advised by Wellington Mgmt.)
Balanced Fund (sub-advised by Wellington
  Management)

S&P 500 Index Fund
S&P 500(R) Index Fund

Small Cap Value/Berger Fund
Small Cap Value/Berger(R) Fund


        The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No. 4 to the Second
Amended and Restated Master Trust Agreement, as of the day and year first above written.

Managing Director
TimesSquare Capital Management, Inc.
280 Trumbull Street, H17C
Hartford, CT 06103
                                        /s/ Richard H. Forde

Chairman of the Board
TimesSquare Capital Management, Inc.
280 Trumbull Street, H17C
Hartford, CT 06103
                                        /s/ Thomas C. Jones




150 Theodore Fremd
Apt. A-11
Rye, NY 10580
                                        /s/ Hugh R. Beath

Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, CT 06002
                                        /s/ Russell H. Jones

Special Adviser to Board of Directors
Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, MA 01095
                                        /s/ Paul J. McDonald


THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, City of Springfield

        Then personally appeared the within
named Hugh R. Beath, Richard H. Forde, Russell
H. Jones, Thomas C. Jones and Paul J. McDonald, who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 22nd day of October, 2001.


/s/ Brenda T. Morton
[Notarial Seal Appears Here]

My commission expires:  November 29, 2002

CIGNA FUNDS GROUP

AMENDMENT NO. 3
TO
SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

        AMENDMENT No. 3 to Second Amended and Restated Master
Trust Agreement of CIGNA Funds Group, dated July 28, 1998 (the "Master Trust Agreement") made this 24th day of September, 2001 by the Trustees hereunder.

        W  I  T  N  E  S  S  E  T  H

        WHEREAS, the Trustees have the authority, under Article IV,
Section 4.1 of the Master Trust Agreement, to establish and designate separate and distinct Sub-Trusts of CIGNA Funds Group (the "Trust"):

        WHEREAS, the Trustees desire to redesignate certain of its established Sub-Trusts.

        NOW, THEREFORE, the Trustees hereby delete the initial paragraph of Article IV, Section 4.2 of the Master Trust Agreement and replace it with the following:

                "Section 4.2    Establishment and
Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby redesignate the established Sub-Trusts as follows:

Current Name of Sub-Trust
Redesignated Name of Sub-Trust

Charter Balanced Fund
Balanced Fund (sub-advised by Wellington Mgmt.)

Charter Foreign Stock Fund
International Blend/Bank of Ireland Fund

Charter Large Company Stock Growth Fund
Large Cap Growth/Morgan Stanley Fund

Charter Large Company Stock Index Fund
S&P 500 Index Fund

Charter Large Company Stock Value Fund
Large Cap Value/John A. Levin & Co. Fund

Charter Money Market Fund
Money Market Fund

Charter Small Company Stock Growth Fund
Small Cap Growth/TimesSquare Fund

Charter Small Company Stock Value Fund
Small Cap Value/Berger Fund

Core Plus Fixed Income Fund
TimesSquare Core Plus Bond Fund

Investment Grade Fixed Income Fund
TimesSquare Core Bond Fund


and the Shares of each such Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences)"

        The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No. 3 to the Second Amended and Restated Master Trust Agreement, as of the day and year first above written.

Managing Director
TimesSquare Capital Management, Inc.
H17C
280 Trumbull Street
Hartford, CT 06103
                                /s/ Richard H. Forde

Chairman of the Board
TimesSquare Capital Management, Inc.
H17C
280 Trumbull Street
Hartford, CT 06103
                                /s/ Thomas C. Jones

150 Theodore Fremd
Apt. A-11
Rye, NY 10580
                                /s/ Hugh R. Beath

Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, CT 06002
                                /s/ Russell H. Jones

Special Adviser to Board of Directors
Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, MA 01095
                                /s/ Paul J. McDonald


THE STATE OF CONNECTICUT
HARTFORD COUNTY, City of Hartford

        Then personally appeared the within
named Hugh R. Beath, Richard H. Forde, Russell H. Jones,
Thomas C. Jones and Paul J. McDonald who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 24th day of September, 2001.


/s/ Jeffrey S. Winer

[Notarial Seal Appears Here]

My commission expires:   June 30, 2003

INVESTMENT SUB-ADVISORY AGREEMENT
CIGNA FUNDS GROUP
BALANCED FUND (sub-advised by Wellington Mgmt.)

        AGREEMENT made as of this 1st day of October, 2001, between TimesSquare Capital Management, Inc. (the "Adviser") and Wellington
Management Company, LLP, a Massachusetts limited liability partnership (the "Sub-Adviser").

        WHEREAS, CIGNA Funds Group, a Massachusetts business trust
(the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated April 30, 1996 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the Balanced Fund (sub-advised by Wellington Mgmt.) (the "Fund"), which is a series of the Trust; and

        WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the "Prospectus"), and subject to the following:

        (a) The Sub-Adviser shall determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

        (b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal
Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers in accordance with the Sub-Adviser's Policy on Brokerage Practices and the policy with respect to brokerage set forth in the Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best execution. In assessing the best execution availability for each transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution and operational capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best execution, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with any guidelines established by the Board of Trustees of the Trust, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to the Fund and its other clients. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Fund and to such other clients.

        (d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, including, without limitation, the information specified in Schedule A attached hereto and made a part of this Agreement. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, consolidated balance sheets, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

                The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is not available from the Fund's official books and records and is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request;
provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the period prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

        (e) The Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets in accordance with the requirements set forth on Schedule B attached hereto and made a part of this Agreement, and such other information as may reasonably be requested by Adviser.

        (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

        (g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

        (h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Fund. The Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.
The Sub-Adviser shall file class action claims or derivative shareholder claims on behalf of the Fund.

        (i) Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers, or employees.

The sub-adviser shall not, on behalf of the Fund, purchase securities of CIGNA Corporation or of any other entity identified by Adviser to Sub-Adviser in writing.

Sub-Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide to the Fund a copy of the code of ethics and evidence of its adoption, and will make such reports to the Fund as required by Rule 17j-1 under the Act.

DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Prospectus, the instructions and directions of the Adviser and the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

DELIVERY OF DOCUMENTS.  The Adviser has furnished the
Sub-Adviser with Prospectus (es) of the Fund. The Adviser will promptly furnish to the Sub-Adviser any and all amendments or other changes to the Prospectus, and the Sub-Adviser shall not be charged with complying with any such amendment not so delivered to the Sub-Adviser.

During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all Prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of the Fund, the Trust or the public that refer to the Sub-Adviser in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within three business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.


COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate and in the manner specified in Schedule C which is attached hereto and made part of this Agreement. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

LIMIT OF LIABILITY; INDEMNIFICATION. Unless otherwise required by the 1940 Act or other applicable law, (a) in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its obligations or duties hereunder or a material breach of this Agreement ("Disabling Conduct") on the part of Sub-Adviser (and its officers, managers, agents, employees, controlling persons, shareholders and any other person or entity affiliated with Sub-Adviser), Sub-Adviser shall not be subject to liability to the Adviser or the Fund for any act or omission in the course of, or connected with, rendering services hereunder, including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this agreement relates. Except for such Disabling Conduct, the Adviser shall indemnify and hold harmless Sub-Adviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with Sub-Adviser) (collectively, the "Indemnified Parties") from and against all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Sub-Adviser's conduct under this Agreement.


(b) Sub-Adviser agrees to indemnify and hold harmless Fund and the Adviser (and their officers, managers, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Fund or the Adviser) against any and all losses, claims damages, liabilities or litigation (including reasonable legal and other expenses), to which the Fund, the Adviser or their affiliates or such officers, directors, agents, employees, controlling persons or shareholders may become subject under the 1940 Act, under other statutes, at common law or otherwise, which may be based upon such Disabling Conduct by Sub-Adviser; provided, however, that in no case is Sub-Adviser's indemnity in favor of any person deemed to protect or apply to such person against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, or her or its duties or by reason of his, her or its reckless disregard of such person's obligations and duties under this Agreement.


(c) Sub-Adviser shall not be liable to the Adviser or the Fund for acts of Sub-Adviser which result from acts or omissions of the Adviser or Fund, including, but not limited to, a failure by the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or Fund, which records are not also maintained by Sub-Adviser, and the Adviser shall indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from such acts or omissions.


DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.


AMENDMENTS. No provisions of this Agreement may be changed, waived discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board of Trustees of the Fund in the manner required by the 1940 Act.

        8.      GOVERNING LAW.  This Agreement shall be
governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

        9. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

        10. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by certified or overnight mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:              c/o CIGNA Corporation
                        280 Trumbull Street
                        Hartford, CT  06103
                        H-10E
                        Attention:  Product Management
                        Department

To the Sub-Adviser at:  Wellington Management Company, LLP
                        Attn:  Regulatory Affairs
                        75 State Street
                        Boston, MA 02109


        11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understanding relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together constitute only one instrument.

                A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

                Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers.


TimesSquare Capital Management, Inc.    Wellington Management Company, LLP

By:     /S/ Richard H. Forde            By:     /s/ Jonathan M. Payson


Name:   Richard H. Forde                Name:   Jonathan M. Payson


Title: Managing Director                Title:  Senior Vice President

Schedule A

Records To Be Maintained By Sub-Adviser


*1.     A record of each brokerage order, and all other Fund
purchases and sales, given by Sub-Adviser or on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:
A.      The name of the broker,
B. The terms and conditions of the order, and of any modification or cancellation thereof,
C.      The time of entry of cancellation,
D.      The price at which executed,
E.      The time of receipt of report of execution, and
F. The name of the person who placed the order on behalf of the Fund (1940 Act Rule, 31a-1(b) (5) and (6)).

*2.     A record for each fiscal quarter, completed within ten (10)
days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of Fund securities to brokers or dealers, and the division of brokerage commissions or other compensation on such purchase and sale orders were made. The record:

A.      Shall include the consideration given to:

  (i)   the sale of shares of the Fund

 (ii) the supplying of services or benefits by brokers or dealers to: (a) the Fund, (b) Adviser, (c) Sub-Adviser, and (d) any person other than the foregoing

(iii) Any other considerations other than the technical qualifications of the brokers and dealers as such

B. Shall show the nature of the services or benefits made available.

C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

D. The identities of the persons responsible for making the determination of such allocation and such division of brokerage commissions or other compensation (1940 Act, Rule 31a-1(b) (9)).

*3.     A record in the form of an appropriate memorandum
identifying the person or persons, committees, or groups authorizing the purchase or sale of Fund securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of Fund securities and such other information as is appropriate to support the authorization.** (1940 Act, Rule 31a-1(b) (10))

*4.     Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
 Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record Sub-Adviser's transactions with the Fund. (1940 Act, Rule 31a-1(f)).

*       Maintained as property of the Fund pursuant to 1940 Act
Rule 31a-3(a).

**      Such information might include:  the current Form 10-K,
annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendations, i.e., buy, sell, hold), and any internal reports or Fund manager reviews.

SCHEDULE B
Communications With Custodian


A Sub-Adviser should abide by certain rules and procedures in order to minimize operational problems. Sub-Adviser will be required to have various records and files (as required by regulatory agencies) at their offices. Sub-Adviser will have to maintain a certain flow of information to State Street Bank & Trust Company ("SSB"), the custodial bank for the Fund. Sub-Adviser will be required to furnish SSB with daily information as to executed trades. SSB should receive this data no later than the morning following the day of the trade. The necessary information should be transmitted to SSB (1) via facsimile machine
(the direct line to the facsimile machine is 617-537-5375) or (2) via an electronic communication system ("System") approved by SSB that meets the following criteria:

The System must provide a method by which State Street can reasonably ensure that each communication received by it though the System actually originated from the Sub-Adviser.

Only persons properly authorized by Sub-Adviser's senior operations office shall be authorized to access the System and enter information, and Sub-Adviser must employ reasonably procedures to permit only authorized persons to have access to the System.

Sub-Adviser will create separate System files containing the daily-executed securities trade information with respect to the Fund it manages, or Sub-Adviser will transmit separately the trades for such Fund.

SSB, through System or otherwise, will provide to Sub-Adviser prompt certification or acknowledgment of SSB's receipt of each transmission by Sub-Adviser of executed trade information.

If the System malfunctions, Sub-Adviser will transmit all trade information via facsimile transmission.

Upon receipt of brokers' confirmations, Sub-Adviser or SSB will be required to notify the other party if any differences exist. The reporting of trades by the Sub-Adviser to SSB must include the following:

Purchase or Sale
Security name
Number of Shares or principal amount
Price per share or bond
Commission rate per share or bond, or if a net trade
Executing broker
Trade date
Settlement date
If security is not eligible for DTC
This information can be reported using your forms, if applicable

When opening accounts with brokers for the Fund, the account should be a cash account. No margin accounts are to be maintained. The broker should be advised to use SSB IDC's ID system number (N. 20997) to facilitate the receipt of information by SSB. If this procedure is followed, DK problems will be held down to a minimum and additional costs of security trades will not become an important factor in doing business. Delivery and receipt instructions are attached as Schedule 1. Sub-Adviser will be required to submit to SSB a daily trade authorization report, either through a System or, if a facsimile transmission is used, on a form signed by two authorized individuals prior to settlement date and a list of authorized persons with specimen signatures must have previously been sent to SSB (see Schedule 2). The daily trade authorization report will contain information on which SSB can rely to either accept delivery or deliver out of the account, securities as per Sub-Adviser trades. If facsimile transmission is used, Sub-Adviser will use a form acceptable to SSB.

Schedule 1



Mailing Instructions and Delivery Instructions:

        Confirmation Instructions (copy of Broker Advice):
                State Street Bank and Trust Company
                Mutual Fund Services
                1776 Heritage Drive (A4E)
                North Quincy, MA  02171
                Attn:   Fund Name/Fund Number
                For the account of

        Delivery Instructions:
                All DTC Eligible Securities:
                Depository Trust Company (DTC)
                #997 Custodian Services
                #20997 Agent Bank

All Ineligible DTC Securities (i.e., Commercial Paper)
        State Street Bank and Trust Company
        State Street Boston-Securities Corp.
        61 Broadway
        Main Concourse Level
        New York, NY  10006
        "VS Payment"  (Federal Funds on Commercial
                Paper Only)
        For the account of
        (FUND NAME)

All Government Issues:
Delivered through Book Entry of Federal Reserve
        Bank to:  State St Bos/Spec/Fund Name/Fund #
        (VS Payment Federal Funds)

Foreign Holdings:
        Please confer with Brad Payne, State Street Bank,
        (Phone: 617-985-5389) to obtain delivery instructions of the State Street Global Custody Network

Schedule 2

Example of Authorized Signature Letter

To Be Typed on Your Letterhead)



[DATE]


State Street Bank and Trust
Mutual Fund Services
1776 Heritage Drive (A4E)
North Quincy, MA  02171
Attention:  CIGNA Charter Mutual Funds


RE:     Persons Authorized To Executed Trades For       Fund
                                                 -------

The following list of individuals is authorized to execute and report trade instructions on behalf of the Fund. Should there be any changes to the authorized persons listed below, we will notify you immediately of those changes.

NAME                    SIGNATURE

Sincerely yours,


[Money Manager]

Schedule C
Fees for Sub-Adviser Services
SUB-ADVISER:  Wellington Management Company, LLP
FUND:  Balanced Fund (sub-advised by Wellington Mgmt.)



        For investment management services provided to the Fund under this Agreement, Adviser, as a fiduciary for the Fund, shall pay the Sub-Adviser a fee determined by multiplying the Average Total Net Assets by the annual rate specified below.
All fees shall be calculated and paid quarterly in arrears. Fees for partial periods shall be prorated for the portion of the period for which services were rendered.

        33 basis points


For purposes of this Schedule, "Average Total Net Assets" for any quarter shall mean the average of the Assets as reported by the custodian for the last business day of each month ended in the calendar quarter.